UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Caputo Settlement Agreement
     On March 28, 2007, SafeNet, Inc. (the “Company”) entered into a Settlement Agreement and Release with Anthony Caputo (the “Caputo Settlement Agreement”). The Caputo Settlement Agreement will become effective as of the date of approval by the courts presiding over the derivative actions brought by certain shareholders of the Company (the “Plaintiffs”) against Mr. Caputo or, if the approval of such courts is no longer required, the date on which such approval is no longer required. Mr. Caputo resigned his position as Chairman of the Board and Chief Executive Officer of the Company effective October 17, 2006, as disclosed on the Company’s current report on Form 8-K filed October 20, 2006.
     Under the Caputo Settlement Agreement, the Company waives and releases any and all claims or causes of action that it has against Mr. Caputo based on the facts known to it at the time of execution of the agreement. Likewise, Mr. Caputo has agreed to waive and release, with certain exceptions described below, any and all claims that he has against the Company, the Plaintiffs and counsel to the Plaintiffs based on the facts known to him at the time of execution of the agreement. Mr. Caputo did not waive his rights to certain employee benefits or to any indemnification or advancement of fees to which he would be entitled other than with respect to the derivative claims of Plaintiffs or in connection with the Caputo Settlement Agreement. The Caputo Settlement Agreement does not constitute an admission by any party thereto of liability to any other.
     In addition, the Caputo Settlement Agreement provides that Mr. Caputo will, within 10 days of the date of the agreement, transfer $1,500,000 to an escrow account. The funds in such escrow account will be released to the Company on the date on which the period for filing of notice of appeal from the entry of the order and judgment dismissing the last of the shareholder derivative actions identified in the Caputo Settlement Agreement expires or, in the event of an appeal, on the date approval of the settlement is finally affirmed. If the Caputo Settlement Agreement is not approved by the courts, the funds in such escrow account will be returned to Mr. Caputo.
     The Caputo Settlement Agreement also provides for the cancellation of certain options granted to Mr. Caputo for the purchase of the Company’s common stock dated October 1, 2001, and May 16, 2001, and for an increase in the strike price of the options dated October 11, 2000. In a separate agreement, dated December 29, 2006, Mr. Caputo previously agreed to an increase in the strike prices of certain options granted to him, which options were dated April 3, 2001, October 1, 2001, February 27, 2003, May 19, 2004, and September 29, 2005. Except as described above, Mr. Caputo will retain the right to exercise his remaining options within the periods applicable in the case of resignation other than for good reason as set forth in the relevant option agreements. Certain restrictions on Mr. Caputo’s exercise of his remaining options, which were imposed by the agreement between the Company and Mr. Caputo dated October 17, 2006, and described on the Company’s current report on Form 8-K filed October 20, 2006, will cease to be in effect on the date of the Caputo Settlement Agreement.
Argo Settlement Agreement
     On March 28, 2007, the Company entered into a Settlement Agreement and Release with Carole Argo (the “Argo Settlement Agreement”). The Argo Settlement Agreement will become effective as of the date of approval by the courts presiding over the derivative actions brought by the Plaintiffs against Ms. Argo or, if the approval of such courts is no longer required, the date on which such approval is no longer required. Ms. Argo resigned her position as President, Chief Operating Officer and acting Chief Financial Officer of the Company effective October 17, 2006, as disclosed on the Company’s current report on Form 8-K filed October 20, 2006.
     Under the Argo Settlement Agreement, the Company waives and releases any and all claims or causes of action that it has against Ms. Argo based on the facts known to it at the time of execution of the agreement. Likewise, Ms. Argo has agreed to waive and release, with certain exceptions described below, any and all claims that she has against the Company, the Plaintiffs and counsel to the Plaintiffs based on the facts known to her at the time of execution of the agreement. Ms. Argo did not waive her rights to certain employee benefits or to any indemnification or advancement of fees to which she would be entitled other than with respect to the derivative claims of Plaintiffs or in connection with the Argo Settlement Agreement (except that the Company will pay all of Ms. Argo’s reasonable fees associated with the agreement). The Argo Settlement Agreement does not constitute an admission by any party thereto of liability to any other.
     In addition, the Argo Settlement Agreement provides that Ms. Argo will, within 10 days of the date of the agreement, transfer $100,000 to an escrow account. The funds in such escrow account will be released to the Company on the date on which the period for filing of notice of appeal from the entry of the order and judgment dismissing the last of the shareholder derivative actions identified in the Argo Settlement Agreement expires or, in the event of an appeal, on the date approval of the settlement is finally affirmed. If the Argo Settlement Agreement is not approved by the courts, the funds in such escrow account will be returned to Ms. Argo.
     The Argo Settlement Agreement also provides for the cancellation of certain options granted to Ms. Argo for the purchase of the Company’s common stock dated October 1, 2001, February 27, 2003, and May 16, 2001, and for an increase in the strike price of the options dated October 11, 2000. In a separate agreement, dated December 29, 2006, Ms. Argo previously agreed to an increase in the strike prices of certain options granted to her, which options were dated October 1, 2001, February 27, 2003, July 17, 2003, May 19, 2004, June 28, 2004, and September 29, 2005. Except as described above, Ms. Argo will retain the right to exercise her remaining options within the periods applicable in the case of resignation other than for good reason as set forth in the relevant option agreements. Vesting of options granted to Ms. Argo ceased on December 31, 2006. Certain restrictions on Ms. Argo’s exercise of her remaining options, which were imposed by the agreement between the Company and Ms. Argo dated October 17, 2006, and described on the Company’s current report on Form 8-K filed October 20, 2006, will cease to be in effect on the date of the Argo Settlement Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 3, 2007

SAFENET, INC.
By:	/s/ John W. Frederick
John W. Frederick
Chief Financial Officer